UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2010

Novell, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 464-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On April 19, 2010, Novell, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders.  The final results for each of the matters submitted for stockholder vote at the Annual Meeting are as follows:

1.           Election of Directors

Nominees	For	Against	Abstentions	Broker Non-Votes
Albert Aiello	198,088,061	5,635,559	449,875	55,637,336
Fred Corrado	199,183,592	4,554,481	435,422	55,637,336
Richard L. Crandall	198,027,972	5,710,648	434,875	55,637,336
Gary G. Greenfield	195,877,205	7,859,930	436,360	55,637,336
Judith H. Hamilton	198,188,696	5,551,984	432,815	55,637,336
Ronald W. Hovsepian	199,517,931	4,217,075	438,489	55,637,336
Patrick S. Jones	199,443,796	4,290,123	439,576	55,637,336
Richard L. Nolan	196,188,534	7,538,981	445,980	55,637,336
John W. Poduska, Sr.	184,754,032	18,966,674	452,789	55,637,336

2.           Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2010.

For	256,656,140
Against	2,367,223
Abstentions	787,468

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: April 20, 2010	By: /s/ Dana C. Russell Name: Dana C. Russell Title: Senior Vice President and Chief Financial Officer